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                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

                                     BETWEEN

                        CYPRESS SEMICONDUCTOR CORPORATION

                                       AND

                         U.S. BANCORP PIPER JAFFRAY INC.

                         CREDIT SUISSE FIRST BOSTON LLC

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                            WACHOVIA SECURITIES, INC

                    (COLLECTIVELY, THE "INITIAL PURCHASERS")

                            DATED AS OF JUNE 3, 2003

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                  REGISTRATION RIGHTS AGREEMENT, dated as of June 3, 2003,
between Cypress Semiconductor Corporation, a Delaware corporation (together with any successor entity, herein referred to as the "COMPANY"), and U.S. Bancorp Piper Jaffray Inc., Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Securities, Inc. as initial purchasers (collectively, the "INITIAL PURCHASERS") for whom U.S. Bancorp Piper Jaffray Inc. and Credit Suisse First Boston LLC are acting as representatives (in such capacity, the "Representatives"), under the Purchase Agreement (as defined below).

                  Pursuant to the Purchase Agreement, dated as of May 29, 2003, between the Company and the Initial Purchasers (the "PURCHASE AGREEMENT"), the Initial Purchasers have agreed to purchase from the Company $500,000,000 in aggregate principal amount (plus up to an additional $150,000,000 principal amount) of 1.25% Convertible Subordinated Plus Cash Notes(SM) Due June 15, 2008 (the "Securities"). The Securities initially may be convertible into fully paid, nonassessable shares of common stock, par value $0.01 per share, of the Company and, in some cases, cash, all on the terms, and subject to the conditions, set forth in the Indenture (as defined herein). In order to induce the Initial Purchasers to purchase the Securities, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing of the transactions set forth in the Purchase Agreement.

                  The Company agrees with the Initial Purchasers, (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the Transfer Restricted Securities (as defined herein)(each of the foregoing a "Holder" and together the "Holders"), as follows:

                  1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

                  "ADDITIONAL INTEREST": As defined in Section 3(a) hereof.

                  "ADDITIONAL INTEREST PAYMENT DATE": Each June 15 and December 15.

                  "AFFILIATE": The definition of "Affiliate" in the Indenture.

                  "AGREEMENT": This Registration Rights Agreement, as amended, modified or otherwise supplemented from time to time.

                  "BUSINESS DAY": The definition of "Business Day" in the Indenture.

                  "COMMISSION": Securities and Exchange Commission.

                  "COMMON STOCK": The definition of "Common Stock" in the Indenture.

                  "COMPANY": As defined in the preamble hereto.

                  "EFFECTIVENESS PERIOD": As defined in Section 2(a)(iii) hereof.

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                  "EFFECTIVENESS TARGET DATE": As defined in Section 2(a)(ii)
         hereof.

                  "EXCHANGE ACT": Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "HOLDER": As defined in the preamble hereto.

                  "HOLDER QUESTIONNAIRE": As defined in Section 2(b) hereof.

                  "INDENTURE": The Indenture, dated as of June 3, 2003 between the Company and U.S. Bank National Association, as trustee (the "TRUSTEE"), pursuant to which the Securities are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "INITIAL PURCHASERS": As defined in the preamble hereto.

                  "MAJORITY OF HOLDERS": Holders holding over 50% of the aggregate principal amount of Transfer Restricted Securities outstanding; provided, however that in determining whether Transfer Restricted Securities are outstanding, Transfer Restricted Securities held for the account of the Company or of any of its Affiliates shall be disregarded; provided, further that for purpose of this definition, a holder of shares of Common Stock that constitute Transfer Restricted Securities when issued upon conversion of the Securities shall be deemed to hold an aggregate principal amount of Securities (in addition to the principal amount of Securities held by such holder) from which such shares of Common Stock were converted at the time of such conversion.

                  "NASD": National Association of Securities Dealers, Inc.

                  "NYSE": New York Stock Exchange.

                  "PERSON": An individual, partnership, corporation, company, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

                  "PURCHASE AGREEMENT": As defined in the preamble hereto.

                  "PROSPECTUS": The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                  "QUESTIONNAIRE DEADLINE": As defined in Section 2(b) hereof.

                  "RECORD HOLDER": With respect to any Additional Interest Payment Date, each Person who is a Holder on the Register on the June 1 or December 1 immediately preceding the relevant Additional Interest Payment Date. In the case of a Holder of shares of Common Stock issued upon conversion of the Securities, "Record Holder" shall mean each Person who is a Holder of shares of Common Stock which constitute Transfer

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                                                                               4

         Restricted Securities on the June 1 or December 1 immediately preceding the relevant Additional Interest Payment Date.

                  "REGISTER": The definition of "Register" in the Indenture.

                  "REGISTRAR": The definition of "Registrar" in the Indenture.

                  "REGISTRATION DEFAULT": As defined in Section 3(a) hereof.

                  "SECURITIES": As defined in the preamble hereto; provided, however, that for the purpose of Section 2(b) and Section 4(d) hereof, this definition shall include the shares of Common Stock issuable upon conversion of the 1.25% Convertible Subordinated Plus Cash Notes(SM) Due June 15, 2008.

                  "SECURITIES ACT": Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "SHELF FILING DEADLINE": As defined in Section 2(a)(i) hereof.

                  "SHELF REGISTRATION STATEMENT": As defined in Section 2(a)(i) hereof.

                  "SUSPENSION NOTICE". As defined in Section 4(c) hereof.

                  "SUSPENSION PERIOD". As defined in Section 4(b)(i) hereof.

                  "TIA": Trust Indenture Act of 1939, as amended, the rules and regulations of the Commission thereunder, in each case, as in effect on the date the Indenture is qualified under the TIA.

                  "TRANSFER RESTRICTED SECURITIES": Each Security and each share of Common Stock issued upon conversion of Securities until the earliest of:

                           (i) the date on which such Security or such share of Common Stock issued upon conversion thereof has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

                           (ii) the date on which such Security or such share of Common Stock issued upon conversion thereof is transferred in compliance with Rule 144 under the Securities Act or may be sold or transferred by a person who is not an affiliate of the Company pursuant to Rule 144 under the Securities Act (or any other similar provision then in force) without any volume or manner of sale restrictions thereunder; or

                           (iii) the date on which such Security or such share of Common Stock issued upon conversion ceases to be outstanding (whether as a result of repurchase, cancellation, conversion or otherwise).

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                  UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A
         registration in which Transfer Restricted Securities are sold to an underwriter for reoffering to the public pursuant to the Shelf Registration Statement.

                  Unless the context otherwise requires, the singular includes the plural, and words in the plural include the singular.

                  2.       Shelf Registration

                  (a)      The Company shall:

                           (i) not later than 90 days after the date hereof (the "SHELF FILING DEADLINE"), cause to be filed a registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities held by Holders that have provided the information required pursuant to the terms of
                  Section 2(b) hereof;

                           (ii) use its reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission not later than 180 days after the date hereof (the "EFFECTIVENESS TARGET DATE"); and

                           (iii) use its reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4(b) hereof (and subject to the right of the Company to suspend the use of the Shelf Registration Statement by delivery of a Suspension Notice in accordance with Section 4(b)(i) hereof) to the extent necessary to ensure that (A) it is available for resales by the Holders of Transfer Restricted Securities entitled, subject to Section 2(b), to the benefit of this Agreement and (B) it conforms with the requirements of this Agreement and the Securities Act, for a period (the "EFFECTIVENESS PERIOD") until the earliest of:

                                         (1) two years following the last date
                                    of original issuance of any of the
                                    Securities; or

                                         (2) the date when the Holders of
                                    Transfer Restricted Securities are able to sell all such Transfer Restricted Securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act; and

                                         (3) the date when all of the Transfer
                                    Restricted Securities of those Holders that complete and deliver in a timely manner the Holder Questionnaire described below are registered under the Shelf Registration Statement and disposed of in accordance with the Shelf Registration Statement.

                  (b) No holder of Securities may include any of its Securities in the Shelf Registration Statement pursuant to this Agreement unless such holder furnishes to the Company

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in writing, prior to or on the 20th Business Day after the date of the Holder
Questionnaire (or, in the case of a holder that is a transferee of Transfer Restricted Securities, prior to or on the earlier of (i) the 20th Business Day after the date of completion of such transfer to the transferee and (ii) 9:00 a.m., San Francisco time, on the second Business Day before the effectiveness of the Shelf Registration Statement) (the "QUESTIONNAIRE DEADLINE"), such information as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to be filed with or under state securities laws (the form of which request is attached as Annex A to the offering memorandum dated May 29, 2003 regarding the sale of the Securities to the Initial Purchasers and is referred to herein as the "HOLDER QUESTIONNAIRE"). In connection with all requests for information from holders of Securities with respect to inclusion of Securities in the Shelf Registration Statement prior to the Questionnaire Deadline, the Company shall notify such holders of the requirements set forth in the preceding sentence. The Company agrees and undertakes that (i) it shall distribute a Holder Questionnaire no later than 20 Business Days prior to the effectiveness of the Shelf Registration Statement to each holder of Securities at the address set forth on the Register of Securities maintained by the Registrar of the Securities or the records of the transfer agent of the Common Stock at such time, and (ii) upon the request of any holder of Securities prior to 9:00 a.m., San Francisco time, on the second Business Day before the effectiveness of the Shelf Registration Statement, the Company shall distribute a Holder Questionnaire to such holder at the address set forth in such request. Holders of Securities that do not complete the Holder Questionnaire and timely deliver it to the Company shall not be named as selling securityholders in the Prospectus or preliminary Prospectus included in the Shelf Registration Statement and therefore shall not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement. Notwithstanding the foregoing, upon request from any holder of Securities that did not return a Holder Questionnaire on a timely basis, (i) the Company shall distribute a Holder Questionnaire to such holder of Securities at the address set forth in the request and (ii) upon receipt of a properly completed Holder Questionnaire from such holder of Securities, the Company shall use its reasonable efforts to name such holder as a selling securityholder by means of a pre-effective amendment or, if permitted by the Commission, by means of a Prospectus supplement to the Shelf Registration Statement; provided, however, that the Company shall have no obligation to pay Additional Interest to such holder for its failure to file a pre-effective amendment or Prospectus supplement. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make information previously furnished to the Company by such Holder not materially misleading.

         NO HOLDER OF TRANSFER RESTRICTED SECURITIES SHALL BE ENTITLED TO ADDITIONAL INTEREST PURSUANT TO SECTION 3 HEREOF UNLESS SUCH HOLDER SHALL HAVE PROVIDED ALL SUCH REASONABLY REQUESTED INFORMATION PRIOR TO OR ON THE QUESTIONNAIRE DEADLINE.

                  3.       Additional Interest.

                  (a)      If:

                           (i) the Shelf Registration Statement is not filed with the Commission prior to or on the Shelf Filing Deadline;

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                           (ii)     the Shelf Registration Statement has not
                  been declared effective by the Commission prior to or on the Effectiveness Target Date;

                           (iii) except as provided in Section 4(b)(i) hereof, the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five Business Days by a post-effective amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure and, in the case of a post-effective amendment, is itself immediately declared effective; or

                           (iv) (A) prior to or on the 45th or 60th day, as the case may be, of any Suspension Period, such suspension has not been terminated or (B) Suspension Periods exceed an aggregate of 90 days in any 360 day period,

(each such event referred to in foregoing clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company hereby agrees to pay liquidated damages in the form of additional interest ("ADDITIONAL INTEREST") with respect to the Transfer Restricted Securities from and including the day following the Registration Default to but excluding the earlier of (1) the day on which the Registration Default has been cured and (2) the date the Shelf Registration Statement is no longer required to be kept effective, accruing at a rate:

                           (A) in respect of the Securities, to each holder of Securities, (x) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, equal to 0.25% per annum of the principal amount of the Securities, and (y) with respect to the period commencing on the 91st day following the day the Registration Default shall have occurred and be continuing, equal to 0.50% per annum of the principal amount of the Securities; provided that in no event shall Additional Interest accrue at a rate per year exceeding 0.50% of the principal amount of the Securities; and

                           (B) in respect of any shares of Common Stock, to each holder of shares of Common Stock issued upon conversion of Securities, (x) with respect to the first 90-day period in which a Registration Default shall have occurred and be continuing, equal to 0.25% per annum of the principal amount of the converted Securities, and (y) with respect to the period commencing the 91st day following the day the Registration Default shall have occurred and be continuing, equal to 0.50% per annum of the principal amount of the converted Securities; provided that in no event shall Additional Interest accrue at a rate per year exceeding 0.50% of the principal amount of the converted Securities.

                  (b) All accrued Additional Interest shall be paid in arrears to Record Holders by the Company on each Additional Interest Payment Date in the same manner as the payment of interest on the Securities. Upon the cure of all Registration Defaults relating to any particular Security or share of Common Stock, the accrual of Additional Interest with respect to such Security or share of Common Stock will cease. The Company agrees to deliver all notices,

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certificates and other documents contemplated by the Indenture in connection with the payment of Additional Interest.

                  Notwithstanding any other provision of this Agreement, no Additional Interest shall accrue as to any Transfer Restricted Security from and after the earlier of the date such security is no longer a Transfer Restricted Security and the expiration of the Effectiveness Period. All obligations of the Company set forth in this Section 3 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

                  The parties hereto agree that the Holders of Transfer Restricted Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if a Registration Default were to occur. The parties hereto further agree that the Additional Interest provided for in this Section 3 constitutes a reasonable estimate of the damages that may be incurred by Holders of Transfer Restricted Securities by reason of a Registration Default. Therefore, the parties hereto agree that the sole damages payable for a violation of the terms of this Agreement with respect to which Additional Interest is expressly provided for (including any non-compliance with a covenant that results, directly or indirectly, in a Registration Default) shall be such Additional Interest.

                  4.       Registration Procedures.

                  (a) In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 4(b) hereof and shall use its reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities, and pursuant thereto, shall prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

                  (b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company shall:

                           (i) Subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D) and the Company's right to invoke a Suspension Period in the manner described in this Section 4(b)(i), use its reasonable efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, unless a Suspension Period is then in effect, the Company shall file promptly an appropriate amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable efforts to

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                                                                               9

                  cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Company may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 45 days in any 90-day period or 90 days in any 360-day period (each such period, a "SUSPENSION PERIOD") if:

                                    (x) an event occurs and is continuing as a
                           result of which the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein would, in the Company's judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                                    (y) the Company reasonably determines that
                           the disclosure of such event at such time would have a material adverse effect on the Company and its subsidiaries taken as a whole;

                  provided that, in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which the Company determines in good faith would be reasonably likely to impede the Company's ability to consummate such transaction, the Company may extend the 45-day Suspension Period from 45 days to 60 days. The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the Suspension Period.

                           (ii) Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (it being understood that, subject to the circumstances set forth in the penultimate sentence of each of Sections 2(b) and 4(d), the Company shall not be required to file a prospectus supplement pursuant to 424(b) with respect to any Holder that failed to submit its Holder Questionnaire by the Questionnaire Deadline) under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus.

                           (iii) Advise in writing the Initial Purchasers, the underwriter(s), if any, and the selling Holders promptly (in the case of Holders, at the address set forth on the Register of Securities maintained by the Registrar of the Securities or the

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                                                                              10

                  records of the transfer agent of the Common Stock at such
                  time) of each of the following:

                                    (A) when the Prospectus or any Prospectus
                           supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective (which notice may be delivered through The Depository Trust Company, a New York Corporation),

                                    (B) any request by the Commission for
                           amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

                                    (C) the issuance by the Commission of any
                           stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

                                    (D) the existence of any fact or the
                           happening of any event, during the Effectiveness Period (but not as to the substance of any such fact or event), that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (D) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Shelf Registration Statement, which, in either case, contains the requisite information with respect to such material event that results in such Shelf Registration Statement no longer containing any such untrue or misleading statements).

                  If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable efforts to promptly obtain the withdrawal or lifting of such order and will provide to each Holder (in the case of Holders, at the address set forth on the Register of Securities maintained by the Registrar of the Securities or the records of the transfer agent of the Common Stock at such time) who is named in the Shelf Registration Statement prompt notice of the withdrawal of any such order.

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                                                                              11

                           (iv) If requested by any selling Holders or the underwriter(s), if any, incorporate in the Shelf Registration Statement or Prospectus, pursuant to an amendment prior to effectiveness if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation information relating to the "Plan of Distribution" of the Transfer Restricted Securities as specified by such Holder in such Holder Questionnaire.

                           (v) Furnish to the Initial Purchasers, each selling Holder (in the case of Holders, at the address set forth in the Register of Securities or the records of the transfer agent of the Common Stock at such time) and each of the underwriter(s), if any, upon their request, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request).

                           (vi) Deliver to each selling Holder (in the case of Holders, at the address set forth in the Register of Securities or the records of the transfer agent of the Common Stock at such time) and underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in
                  Section 4(b)(iii) (D), the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

                           (vii) In connection with an Underwritten Offering, the Company shall:

                                    (A) upon request, furnish to each
                           underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings for selling security holders, upon the date of closing of any sale of Transfer Restricted Securities in an Underwritten
                           Registration:

                                         (1) a certificate, dated the date of
                                    such closing, signed by a Vice President or the Chief Financial Officer of the Company confirming, as of the date thereof, the matters customarily covered in an officer's certificate to underwriters in connection with underwritten offerings of securities;

                                         (2) opinions, each dated the date of
                                    such closing, of counsel to the Company
                                    covering such of the matters as are
                                    customarily covered in legal opinions to underwriters in connection with underwritten offerings of securities; and

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                                                                              12

                                         (3) customary comfort letters, dated
                                    the date of such closing, from the Company's independent accountants (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statement) in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings of securities; and

                                    (B)      deliver such other documents and
                           certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the selling Holders pursuant to this clause
                           (vii).

                           (viii) Before any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject themselves to taxation in any such jurisdiction if they are not now so subject.

                           (ix) Cooperate with the selling Holders and underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may request at least two Business Days before any sale of Transfer Restricted Securities.

                           (x) Use its reasonable efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities.

                           (xi) Subject to Section 4(b)(i) hereof, if any fact or event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, use its reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided that the Company shall not be required to comply with the foregoing obligations during any Suspension Period or any period during which Additional Interest is accruing.

                           (xii) Provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Securities that are in a form eligible for deposit with The Depository Trust Company.

                           (xiii) Cooperate and assist in any filings required to be made with the NYSE and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NYSE.

                           (xiv) Otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act and make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) earning statements (which need not be audited) satisfying the provisions of
                  Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than forty-five (45) days after the end of any twelve
                  (12) month period (or ninety (90) days after the end of any twelve (12) month period if such period is a fiscal year) (in either case, or such longer period as permitted by the Commission in the event the Company timely files a notice with the Commission pursuant to Rule 12b-25 promulgated under the Exchange Act) beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of a Shelf Registration Statement, which statements shall cover said twelve (12) month period.

                           (xv) Cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

                           (xvi) Cause all Common Stock covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which Common Stock is then listed or quoted.

                           (xvii) If reasonably requested in writing in connection with a disposition of Transfer Restricted Securities pursuant to a Shelf Registration Statement, make reasonably available for inspection during normal business hours by a representative for the selling Holders of such Transfer Restricted Securities and any attorneys and accountants retained by such selling Holders, all relevant financial and other records, pertinent corporate documents and real properties of the Company and its subsidiaries, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representative for the selling Holders or any such attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably designated by the Company as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless and until (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, provided, that such persons shall as promptly as is reasonably practicable give written notice to the Company of any request by any such regulatory authority for any such confidential information of the Company in order to allow the Company to seek an appropriate protective order, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Shelf Registration Statement or the use of any Prospectus referred to in this Agreement) and such person delivers to the Company a written opinion of nationally recognized outside legal counsel experienced in such matters to that effect prior to any disclosure of such information,
                  (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement; and provided further, that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the selling Holders and the other parties entitled thereto by the counsel referred to in Section 5.

                           (xviii)  Make a reasonable effort to provide such
                  information as is required for any filings required to be made with the NASD.

                  (c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice (a "SUSPENSION NOTICE") from the Company of the existence of any fact of the kind described in Section 4(b)(iii)(D) hereof, such Holder will, and will use its reasonable efforts to cause any underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

                           (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xi) hereof; or

                           (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

Each Holder agrees to keep the receipt of a Suspension Notice and its contents confidential. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension.

                  (d) Each holder of Securities who intends to be named as a selling Holder in the Shelf Registration Statement shall furnish to the Company in writing, within 20 Business Days after the date of the Holder Questionnaire, such information regarding such holder and the proposed distribution by such holder of its Securities as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Holders that do not complete the Holder Questionnaire and timely deliver it to the Company shall not be named as selling securityholders in the Prospectus or preliminary Prospectus included in the Shelf Registration Statement and therefore shall not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement; provided, however, that notwithstanding the foregoing, a holder that is a transferee of Securities who furnishes the Company a properly completed Holder Questionnaire on or prior to the earlier of (i) the 20th Business Day after the date of completion of a transfer of Securities to a holder of Securities that is a transferee and (ii) 9:00 a.m., San Francisco time, on the second Business Day before the effectiveness of the Shelf Registration Statement shall be named as a selling securityholder in the Prospectus or preliminary Prospectus included in the Shelf Registration Statement, provided, further, that upon request from a holder of Securities that did not return a Holder Questionnaire on a timely basis, (i) the Company shall distribute a Holder Questionnaire to such holder at the address set forth in the request and (ii) upon receipt of a properly completed Holder Questionnaire from such holder, the Company shall use its reasonable efforts to name such holder as a selling securityholder by means of a pre-effective amendment or, if permitted by the Commission, by means of a Prospectus supplement to the Shelf Registration Statement (provided, that the Company shall have no obligation to pay Additional Interest to such Holder for its failure to file a pre-effective amendment or Prospectus supplement). Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall promptly furnish to the Company in writing such other information as the Company may from time to time reasonably request in writing.

                  (e) Upon the effectiveness of the Shelf Registration Statement, each Holder shall notify the Company at least five Business Days prior to any intended distribution of Transfer Restricted Securities pursuant to the Shelf Registration Statement (a "SALE NOTICE"), which notice shall be effective for five Business Days. Each Holder of Transfer Restricted Securities, by accepting the same, agrees to hold any communication by the Company in response to a Sale Notice in confidence. Upon receipt of a Sale Notice, the Company shall inform each Holder in writing of the existence of a Suspension Period or otherwise, of the kind of event described in Section 4(b)(iii)(D).

                  5.       Registration Expenses.

                           All expenses incident to the Company's performance of
or compliance with this Agreement shall be borne by the Company regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

                           (i) all registration and filing fees and expenses (including filings made with the NYSE and with the NASD);

                           (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws (including, without limitation, reasonable fees and disbursements of the counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities under the laws of such jurisdictions as the selling Holders of a majority of the Transfer Restricted Securities being sold pursuant to the Shelf Registration Statement may designate, subject to Section 4(b)(viii));

                           (iii) all expenses of printing (including printing of Prospectuses and certificates for the Common Stock to be issued upon conversion of the Securities) and the Company's expenses for messenger and delivery services and telephone;

                           (iv) all fees and disbursements of counsel to the Company;

                           (v)      all application and filing fees in
                  connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

                           (vi) all fees and disbursements of independent certified public accountants of the Company, and

                           (vii) reasonable fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock.

                  The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company. In addition, the Company shall bear or reimburse the selling Holders for the reasonable fees and disbursements of one firm of legal counsel for the Holders, which shall initially be Shearman & Sterling, but which may, upon the written consent of the Initial Purchaser (which shall not be unreasonably withheld), be another nationally recognized law firm experienced in securities law matters designated by the Company. Notwithstanding the foregoing, the Holders of the Transfer Restricted Securities being registered shall pay all agency fees (excluding rating agency fees) and commissions and underwriting discounts and commissions attributable to the sale of such Transfer Restricted Securities.

                  6.       Indemnification and Contribution

                  (a) The Company agrees to indemnify and hold harmless the Initial Purchaser and each Holder of Transfer Restricted Securities and each person, if any, who controls the Initial Purchaser or any Holder of Transfer Restricted Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

                           (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the prior written consent of the Company; and

                           (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, subject to Section 6(c);

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense (including those enumerated in clauses (i), (ii) and (iii) above) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information, including without limitation the Holder Questionnaire or other documents, furnished to the Company from or on behalf of the Initial Purchasers, any underwriter, such Holder of Transfer Restricted Securities (which also acknowledges the indemnity provisions herein) or any person, who controls the Initial Purchaser, any underwriter or any such Holder of Transfer Restricted Securities expressly for use in the Shelf Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided further, that the Company shall not be liable to any Holder of Transfer Restricted Securities, Initial Purchaser or underwriter or control person of any of them under the indemnity agreement in this subsection
(a) with respect to any preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Holder of Transfer Restricted Securities, Initial Purchaser or underwriter or control person of any of them results from the fact that such Holder, Initial Purchaser or underwriter or control person of any of them sold Transfer Restricted Securities to a Person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus in any case where such delivery is required by the Securities Act if the Company had previously furnished copies thereof in sufficient quantities to such Holder of Transfer Restricted Securities, Initial Purchaser or underwriter or control person of any of them and the loss, claim, damage or liability of such Holder of Transfer Restricted Securities, Initial Purchaser or underwriter or control person of any of them results from an untrue statement or omission of a material fact contained in the preliminary Prospectus which was (i) identified to such Holder of Transfer Restricted Securities, Initial Purchaser or underwriter or control person of any of them at or prior to the earlier of the filing with the Commission or the furnishing to such Holder of Transfer Restricted Securities, Initial Purchaser or underwriter or control person of any of them of the corrected Prospectus and (ii) corrected in the final Prospectus. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Holder of Transfer Restricted Securities, Initial Purchaser or underwriter or control person of any of them.

                  (b) (i) The holders of Transfer Restricted Securities agree, severally and not jointly, to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either such Section, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information received by the Company from or on behalf of such Holder of Transfer Restricted Securities (which also acknowledges the indemnity provisions herein) or any person, who controls any such Holder of Transfer Restricted Securities expressly for use in the Shelf Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (ii) The Initial Purchasers agree to indemnify and hold harmless the Company, its directors and officers, the Holders of Transfer Restricted Securities, and each person, if any, who controls the Company or any Holder of Transfer Restricted Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements omissions, made in the Shelf Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use in the Shelf Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party in this Section 6 to the extent it is not prejudiced as a proximate result of such failure and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                  (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (e) If the indemnification provided for in this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative fault of the Company on the one hand and the Holders of the Transfer Restricted Securities or the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders of the Transfer Restricted Securities or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(e). The aggregate amount of losses, liabilities, claims, damages, and expenses incurred by an indemnified party and referred to above in this Section 6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 6, no Holder of any Transfer Restricted Securities shall be required to indemnify or contribute, and the Initial Purchasers shall not be required to contribute, any amount in excess of the amount by which the total price at which the Transfer Restricted Securities sold by such Holder of Transfer Restricted Securities or Initial Purchaser exceeds the amount of any damages that such Holder of Transfer Restricted Securities or Initial Purchasers has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 6(e), each person, if any, who controls the Initial Purchaser or any Holder of Transfer Restricted Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser or such Holder, and each director and officer of the Company or each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

                  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than thirty (30) days of invoice to the indemnifying party, provided, however, that the indemnified party may not issue invoices to the indemnifying party pursuant to this Section 6 more than once per month.

                  7.       Rule 144A. In the event the Company is not subject to
Section 13 or 15(d) of the Exchange Act, the Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

                  8. Underwritten Registrations. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering; provided, however, that no such Holder may participate in any Underwritten Registration hereunder unless such Holder:

                           (i) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and

                           (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by a Majority of Holders whose Transfer Restricted Securities are included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company. If requested by the underwriter(s), if any, the Company agrees to make appropriate officers of the Company available to the underwriters for meetings with prospective purchasers of the Transfer Restricted Securities and prepare and present to potential investors customary "road show" or marketing materials in a manner consistent with other new issuances of other securities similar to the Transfer Restricted Securities.

                  9.       Miscellaneous.

                  (a) Actions Affecting Transfer Restricted Securities. The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

                  (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Company shall not grant to any of its security holders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities. The Company has not previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person which rights conflict with the provisions hereof.

                  (c) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of a Majority of Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose Securities are being sold pursuant to the Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority of the Transfer Restricted Securities being sold by such Holders pursuant to such Shelf Registration Statement; provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, facsimile transmission, or air courier guaranteeing overnight delivery:

                           (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture or the transfer agent of the Common Stock, as the case may be; and

                           (ii)     if to the Company:

                                    Cypress Semiconductor Corporation
                                    3901 North First Street
                                    San Jose, California 95134
                                    Attention: Chief Financial Officer
                                    Tel: (408) 943-2600
                                    Fax: (408) 943-4730

                                    with a copy to:

                                    Wilson Sonsini Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, California 94304
                                    Attention: Michael Occhiolini
                                    Tel: (650) 493-9300
                                    Fax: (650) 493-6811

                           (iii)    if to the Initial Purchasers:

                                    U.S. Bancorp Piper Jaffray Inc.
                                    345 California Street, Suite 2200
                                    San Francisco, California 94104
                                    Facsimile: (415) 676-2696

                                    Attention: General Counsel

                                    with a copy to:

                                    Shearman & Sterling
                                    801 Pennsylvania Avenue
                                    Washington, D.C. 20004-2604
                                    Facsimile: (202) 508-8100
                                    Attention: Abigail Arms

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that (i) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder and (ii) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g) Securities Held by the Company or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its "affiliates" (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) Third Party Beneficiaries. Each Holder of Transfer Restricted Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder. Any Holder shall be bound by the terms and provisions of the Agreement by reason of its election with respect to the Transfer Restricted Securities to have its Transfer Restricted Securities included in the Shelf Registration Statement.

                  (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         CYPRESS SEMICONDUCTOR CORPORATION

                                         By: /s/ Emmanuel Hernandez
                                             -------------------------------
                                            Name:  Emmanuel Hernandez
                                            Title: Executive Vice President,
                                                   Finance and Administration
                                                   and Chief Financial Officer

                                         U.S. BANCORP PIPER JAFFRAY INC.
                                         CREDIT SUISSE FIRST BOSTON LLC
                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED
                                         WACHOVIA SECURITIES, INC.

                                         U.S. BANCORP PIPER JAFFRAY INC.
                                            As Representative of the several
                                            Initial Purchasers

                                         By: /s/ Chris McCabe
                                             --------------------------------
                                            Name:  Chris McCabe
                                            Title: Managing Director